Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Westrock Coffee Company of our report dated March 15, 2024 relating to the financial statements and financial statement schedule, which appears in Westrock Coffee Company's Annual Report on Form 10-K for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Little Rock, Arkansas
September 6, 2024